UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 25, 2007
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-29187-87 (Commission File Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
     Carrizo Oil & Gas, Inc. (the “Company” or “we”) filed a Registration Statement on Form S-3 (the “Resale Shelf Registration Statement”) with the Securities and Exchange Commission on April 25, 2007 related to the right to resell shares of the Company’s common stock held by: (1) certain institutional investors who purchased an aggregate of 1.35 million shares of common stock in a private placement in July 2006 and (2) three of the Company’s founding shareholders (collectively, “Founding Shareholders”). The Resale Shelf Registration Statement replaces a Registration Statement on Form S-1 (the “Prior Registration Statement”) that the Company was required to file under the terms of a registration rights agreement with the institutional investors in the aforementioned private placement. The Founding Shareholders, in turn, exercised their right under prior registration rights agreements to also include their shares of common stock in the Prior Registration Statement. Steven A. Webster, the Company’s Chairman of the Board, and S.P. Johnson IV, the Company’s President and Chief Executive Officer, collectively hold a majority of the shares to be registered by the Founding Shareholders but have expressly stated that they have no present intent to sell shares of common stock under the Resale Shelf Registration Statement. Mr. Johnson does, however, plan to continue to sell a limited number of shares of common stock under Rule 144 pursuant to his current Rule 10b5-1 trading plan. Since January 2007, Mr. Johnson has sold 3,000 shares per month under this plan.
     The Company also filed a universal shelf registration statement on Form S-3 (the “Universal Shelf Registration Statement” and, together with the Resale Shelf Registration Statement, the “Registration Statements”) with the Securities and Exchange Commission on April 25, 2007. The filing of the Universal Shelf Registration Statement is intended to provide us with enhanced flexibility in the public offering of our securities. The Universal Shelf Registration Statement is expected to permit us, in one or more offerings from time to time, to offer and sell our common stock, preferred stock, warrants, senior debt securities and junior debt securities. We have no current plans to sell our securities covered by the Universal Shelf Registration Statement; however, we undertake no obligation to update our plans and may offer any of our securities covered by the Universal Shelf Registration Statement for sale at any time in the future. At the time we offer any of our securities, we will prepare and file a prospectus supplement containing specific information about the terms of any such offering.
     A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from Carrizo Oil & Gas, Inc., Attention: Investor Relations, 1000 Louisiana Street, Suite 1500, Houston, Texas 77002.
     Statements in this report, including but not limited to statements regarding the intent of the Company and certain Founding Shareholders with respect to sales of common stock, effect of the Registration Statements and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the plans of shareholders and general market conditions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

Date: April 25, 2007